UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K/A
Amendment No. 1

Current Report
Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 12, 2002 (June 3, 2002)

Commission File Number: 333-71934

VANGUARD HEALTH SYSTEMS, INC.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	62-1698183 (I.R.S. Employer Identification No.)

20 Burton Hills Boulevard, Suite 100
Nashville, TN 37215
(Address and zip code of principal executive office)

(615) 665-6000
(Registrant’s telephone number, including area code)

ITEM 7. FINANCIAL STATEMENTS AND EXHIBITS
SIGNATURES
INDEX TO FINANCIAL STATEMENTS

     Vanguard Health Systems, Inc. (“the Company”), a Delaware corporation, hereby amends its Current Report on Form 8-K, dated June 7, 2002, relating to the acquisition of Louis A. Weiss Memorial Hospital (“Weiss”) on June 3, 2002 (the “Acquisition”). The Company is filing this amendment for the purpose of including the required financial statements and pro forma financial information with respect to the Acquisition in accordance with the requirements of Form 8-K.

ITEM 7.   FINANCIAL STATEMENTS AND EXHIBITS

(a)	Financial Statements of Business Acquired

The required audited financial statements of Weiss as of June 30, 2001 and 2000 and for the years ended June 30, 2001, 2000 and 1999, are filed herewith. These audited financial statements are copies of auditors’ reports previously issued by Arthur Andersen LLP and have not been reissued by Arthur Andersen LLP. The required unaudited interim condensed financial statements as of March 31, 2002, and for the nine months ended March 31, 2002 and 2001 are filed herewith.

(b)	Pro Forma Financial Information

The required pro forma financial statements of the Company and its subsidiaries, giving effect to the Acquisition as if it had occurred on March 31, 2002, as to the balance sheet, and on July 1, 2001 and 2000, as to the statement of operations, are filed herewith.

(c)	Exhibits

2.1	Purchase and Sale Agreement, dated as of April 23, 2002, among The University of Chicago Hospitals, Louis A. Weiss Memorial Hospital, Vanguard Health Financial Company, Inc., VHS Acquisition Subsidiary Number 3, Inc. and Vanguard Health Systems, Inc. (Incorporated by reference to Exhibit 2.1 filed in the Company’s Current Report on Form 8-K dated June 7, 2002).

2.2	First Amendment to Purchase and Sale Agreement dated as of May 31, 2002, among The University of Chicago Hospitals, Louis A. Weiss Memorial Hospital, Vanguard Health Financial Company, Inc., VHS Acquisition Subsidiary Number 3, Inc. and Vanguard Health Systems, Inc. (Incorporated by reference to Exhibit 2.2 filed in the Company’s Current Report on Form 8-K dated June 7, 2002).

2.3	Subscription and Contribution Agreement dated as of June 1, 2002, among The University of Chicago Hospitals, Vanguard Health Financial Company, Inc. and VHS Acquisition Subsidiary Number 3, Inc. (Incorporated by reference to Exhibit 2.3 filed in the Company’s Current Report on Form 8-K dated June 7, 2002).

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly authorized this report to be signed on its behalf by the undersigned thereunto duly authorized.

VANGUARD HEALTH SYSTEMS, INC.

By: /s/ Phillip W. Roe

Phillip W. Roe Senior Vice President, Controller and Chief Accounting Officer

Date: August 13, 2002

REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS

To the Board of Governors of
Louis A. Weiss Memorial Hospital:

We have audited the accompanying balance sheets of LOUIS A. WEISS MEMORIAL HOSPITAL (an Illinois not-for-profit corporation) as of June 30, 2001 and 2000, and the related statements of operations, changes in net assets and cash flows for the years then ended. These financial statements are the responsibility of the Hospital’s management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Louis A. Weiss Memorial Hospital as of June 30, 2001 and 2000, and the results of its operations, changes in net assets and cash flows for the years then ended, in conformity with accounting principles generally accepted in the United States.

Chicago, Illinois
October 4, 2001

NOTE:	This audit report is a copy of a previously issued audit report and has not been reissued by Arthur Andersen LLP.

LOUIS A. WEISS MEMORIAL HOSPITAL

BALANCE SHEETS

As of June 30, 2001 and 2000

	2001	2000

ASSETS

CURRENT ASSETS:
Cash and cash equivalents	$871,129	$2,580,105
Current portion of investments, limited as to use	1,406,226	3,011,000
Receivables for patient services, less allowances for uncollectible accounts of $4,676,000 in 2001 and $4,237,000 in 2000	21,762,911	20,466,601
Estimated amounts due from third-party payors	4,806,307	7,886,038
Other receivables	979,669	759,871
Inventories, at cost, and prepaid expenses	3,896,322	2,679,459

Total current assets	33,722,564	37,383,074

INVESTMENTS, limited as to use, at market:
Board designated for self-insurance program	—	2,178,307

Board designated for capital expenditures	1,000,000	7,572,724

PROPERTY AND EQUIPMENT, at cost:
Land and leasehold improvements	2,230,928	2,230,928
Buildings and fixed equipment	71,397,426	69,883,755
Movable equipment	53,327,239	51,459,572
Construction in progress	12,867,006	2,234,727

	139,822,599	125,808,982
Less — Accumulated depreciation	(89,405,333)	(83,905,042)

	50,417,266	41,903,940

OTHER LONG-TERM ASSETS	1,560,731	1,239,184

	$86,700,561	$90,277,229

LIABILITIES AND NET ASSETS

CURRENT LIABILITIES:
Short-term bank loan	$11,000,000	$11,487,500
Accounts payable and other accrued expenses	26,247,170	19,863,731
Accrued salaries and wages	2,819,713	2,258,863
Estimated amounts due to third-party payors	3,740,848	2,768,854
Current portion of long-term liabilities	2,643,316	4,297,695

Total current liabilities	46,451,047	40,676,643

ACCRUED SELF-INSURANCE RESERVE, less current portion	7,935,000	9,624,000

LONG-TERM DEBT, less current maturities	—	341,922

SALE/LEASEBACK DEFERRED GAIN (Note 2)	2,543,544	2,931,470

OTHER LONG-TERM LIABILITIES, less current portion	4,813,698	4,486,231

CONTINGENCIES (Note 16)

NET ASSETS:
Unrestricted	23,575,776	30,061,178
Temporarily restricted	1,381,496	2,155,785

	24,957,272	32,216,963

	$86,700,561	$90,277,229

The accompanying notes to financial statements are an integral part of these balance sheets.

LOUIS A. WEISS MEMORIAL HOSPITAL

STATEMENTS OF OPERATIONS

For the Years Ended June 30, 2001 and 2000

	2001	2000

UNRESTRICTED REVENUE, GAINS AND OTHER SUPPORT:
Net patient service revenue	$101,928,527	$96,475,688
Other operating revenue	3,045,378	3,979,203

Total unrestricted revenue, gains and other support	104,973,905	100,454,891

EXPENSES:
Salaries, wages and professional fees	49,603,358	46,935,139
Employee benefits	5,866,440	5,593,995
Supplies and other	37,247,966	33,230,817
Provision for uncollectible accounts	8,094,559	7,881,424
Depreciation and amortization	5,500,291	5,495,187
Insurance	3,202,195	2,412,706
Interest	1,062,097	1,278,008
Partner’s share of joint venture income (loss)	251,833	(15,735)

Total expenses	110,828,739	102,811,541

OPERATING LOSS	(5,854,834)	(2,356,650)

NONOPERATING GAINS (LOSSES):
Investment income	475,697	500,416
Gain on sale of property (Note 2)	65,525	3,153,689
Other, net (Notes 3 and 10)	(3,632,000)	—

Total nonoperating gains (losses)	(3,090,778)	3,654,105

(DEFICIT) EXCESS OF UNRESTRICTED REVENUE, GAINS AND OTHER SUPPORT OVER EXPENSES	(8,945,612)	1,297,455

CONTRIBUTIONS FOR PROPERTY ACQUISITIONS	576,285	22,829

NET ASSETS RELEASED FROM RESTRICTIONS FOR PROPERTY ADDITIONS	574,495	45,385

CHANGE IN NET UNREALIZED (LOSSES) GAINS ON MARKETABLE SECURITIES	(299,656)	223,093

CUMULATIVE EFFECT OF CHANGE IN ACCOUNTING POLICY (Note 2)	1,609,086	—

(DECREASE) INCREASE IN UNRESTRICTED NET ASSETS	$(6,485,402)	$1,588,762

The accompanying notes to financial statements
are an integral part of these statements.

LOUIS A. WEISS MEMORIAL HOSPITAL

STATEMENTS OF CHANGES IN NET ASSETS

For the Years Ended June 30, 2001 and 2000

	2001	2000

UNRESTRICTED NET ASSETS:
(Deficit) excess of unrestricted revenue, gains and other support over expenses	$(8,945,612)	$1,297,455
Contributions for property acquisitions	576,285	22,829
Net assets released from restrictions for property additions	574,495	45,385
Change in net unrealized (losses) gains on marketable securities	(299,656)	223,093
Cumulative effect of change in accounting policy	1,609,086	—

(Decrease) increase in unrestricted net assets	(6,485,402)	1,588,762

TEMPORARILY RESTRICTED NET ASSETS:
Contributions for capital improvements and other purposes	1,122,594	740,810
Net assets released from restrictions	(1,896,883)	(413,411)

(Decrease) increase in temporarily restricted net assets	(774,289)	327,399

(DECREASE) INCREASE IN NET ASSETS	(7,259,691)	1,916,161

NET ASSETS, beginning of year	32,216,963	30,300,802

NET ASSETS, end of year	$24,957,272	$32,216,963

The accompanying notes to financial statements
are an integral part of these statements.

LOUIS A. WEISS MEMORIAL HOSPITAL

STATEMENTS OF CASH FLOWS

For the Years Ended June 30, 2001 and 2000

	2001	2000

CASH FLOWS FROM OPERATING ACTIVITIES:
Change in net assets	$(7,259,691)	$1,916,161

Adjustments to reconcile change in net assets to net cash provided by operating activities—
Contributions for property acquisitions	(576,285)	(22,829)
Net assets released from restrictions for property additions	(574,495)	(45,385)
Change in net unrealized losses (gains) on marketable securities	299,656	(223,093)
Gain on sale of fixed assets	(65,525)	(3,153,689)
Depreciation and amortization	5,500,291	5,495,187
Change in estimated amounts due to/from third-party payors, net	4,051,725	5,253,705
Increase in receivables for patient services, net	(1,296,310)	(2,400,748)
Increase in accounts payable, accrued expenses and other liabilities	2,955,168	(275,121)
Increase in other assets	(1,758,208)	(262,049)

Total adjustments	8,536,017	4,365,978

Net cash provided by operating activities	1,276,326	6,282,139

CASH FLOWS FROM INVESTING ACTIVITIES:
Proceeds from sale of assets	—	7,364,558
Capital expenditures, net	(13,948,092)	(3,510,464)
Decrease (increase) in Board-designated investments	10,056,149	(7,700,111)

Net cash used in investing activities	(3,891,943)	(3,846,017)

CASH FLOWS FROM FINANCING ACTIVITIES:
Proceeds from contributions for property acquisitions	1,150,780	68,214
Proceeds from issuance of short-term bank loan	—	487,500
Repayment of short-term bank loan	(487,500)	—
Proceeds from issuance of loan from affiliate and other liabilities	1,207,990	500,000
Principal payments of long-term debt	(780,121)	(1,282,363)
Principal payments under capital leases	(184,508)	(100,123)

Net cash provided by (used in) financing activities	906,641	(326,772)

NET (DECREASE) INCREASE IN CASH AND CASH EQUIVALENTS	(1,708,976)	2,109,350
CASH AND CASH EQUIVALENTS, beginning of year	2,580,105	470,755

CASH AND CASH EQUIVALENTS, end of year	$871,129	$2,580,105

The accompanying notes to financial statements
are an integral part of these statements.

LOUIS A. WEISS MEMORIAL HOSPITAL

NOTES TO FINANCIAL STATEMENTS

June 30, 2001 and 2000

1. ORGANIZATION

Louis A. Weiss Memorial Hospital (the “Hospital”) is an Illinois not-for-profit acute care teaching facility located on the north side of the City of Chicago. The Internal Revenue Service has determined that the Hospital is exempt from federal income taxes under Section 501(c)(3) of the Internal Revenue Code. The University of Chicago Hospitals (“UCH”) is the sole corporate member of the Hospital. The Hospital and UCH coordinate various administrative functions and medical services in cardiology, oncology, radiology, urology, orthopedics and cardiovascular surgery.

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Change in Accounting Policy

In 2001, the Hospital changed its accounting policy for minor surgical instruments that had previously been expensed as purchased. Approximately $1.6 million of such instruments purchased prior to 2001 were capitalized into inventory in 2001 and is reported in the accompanying 2001 statement of operations as the cumulative effect of change in accounting policy.

Use of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements. Estimates also affect the reported amounts of revenue and expenses during the reporting period. Actual results could differ from those estimates.

Cash and Cash Equivalents

Cash equivalents consist of short-term, highly liquid investments which mature within three months.

Property and Equipment

Property and equipment are stated at cost. Major improvements to existing buildings and equipment are capitalized. Expenditures for maintenance and repairs which do not extend the life of the applicable asset are expensed as incurred. Depreciation is provided on the straight-line basis using a half-year convention over the expected service lives of the property and equipment.

In 2000, the Hospital recorded a $736,000 reduction in depreciation expense as a change in accounting estimate.

Sale/Leaseback Deferred Gain

In 2000, the Hospital sold an apartment building and a nearby parcel of land. A portion of the building, consisting of office, apartment and warehouse space, was then leased back by the Hospital in a sale-leaseback transaction. The total gain on the sale of the building and land was $6,540,000. The Hospital recognized $3,154,000 of the gain as a nonoperating gain in the accompanying 2000 statement of operations. The remaining portion of the gain is reported as a deferred gain in the accompanying balance sheets and is being amortized over the life of the lease. The Hospital recognized approximately $390,000 of the deferred gain as a reduction of supplies and other expenses in the accompanying 2001 statement of operations.

Temporarily Restricted Net Assets

Temporarily restricted net assets are those whose use by the Hospital has been limited by donors to a specific time period or purpose.

Donor-Restricted Contributions

Donor-restricted contributions are reported as temporarily restricted support if they are received with donor stipulations that limit the use of the donated assets. When donor-restricted contributions are expended for operating purposes, temporarily restricted net assets are reclassified as unrestricted net assets and reported in the statement of operations as an unrestricted gift. Donor-restricted contributions for capital improvements are recorded as temporarily restricted support. When donor restrictions for capital improvements are met within the same year as received, the donor-restricted contributions are reported as contributions for property acquisitions in the accompanying financial statements.

Joint Ventures

The Hospital participates in a joint venture with a third party to provide inpatient rehabilitation services. All of the operating revenue and expenses of this joint venture are included in the accompanying statements of operations. The share of joint venture income/loss attributable to the Hospital is presented in the accompanying statements of operations as an adjustment to operating expenses. In the event of termination, the Hospital’s joint venture partner would be entitled to half of the joint venture’s net assets.

The Hospital also participates in a general partnership with two other area hospitals to operate and maintain a magnetic resonance imaging facility. Profits or losses are allocated on an equal basis to the partners in accordance with the Partnership Agreement. The Hospital’s share of the partnership income is included in other operating revenue in the accompanying statements of operations. In the event of termination, the net assets of the partnership would be distributed to the partners in accordance with their respective proportionate interests in the partnership. The Hospital’s investment in this partnership is included in other long-term assets in the accompanying balance sheets.

Reclassifications

Certain 2000 balances have been reclassified to conform with the 2001 presentation.

3. NET PATIENT SERVICE REVENUE

The Hospital has agreements with third-party payors that provide for payments to the Hospital at amounts different from its established rates. Approximately 92% and 90% of the Hospital’s gross patient service revenue for 2001 and 2000, respectively, is derived under contractual agreements with Medicare, Medicaid, Blue Cross, managed care and certain other programs. Payments under these agreements and programs are based on specific amounts per case, per patient day, or costs, as defined, of rendering service to program beneficiaries. Net patient revenue is reported at the estimated net realizable amount due from patients, third-party payors and others for services rendered and includes estimated retroactive revenue adjustments due to future audits, reviews and investigations. Provision is made on a current basis for the difference between charges for services rendered and the expected payments under these agreements and programs and adjusted in future periods as final settlements are determined. As a result of the complex laws and regulations governing third-party payor programs, there is at least a reasonable possibility that recorded estimates will change by a material amount in the near term. Adjustments made to estimated amounts due to/from third-party payors relating to prior years decreased net patient service revenue by approximately $821,000 in 2001 and increased net patient service revenue by approximately $1,000,000 in 2000. Estimated amounts due from third-party payors were reduced by $900,000 in 2001 relating to the correction of an error in computing the 2000 settlement receivable. This adjustment is reflected in other nonoperating gains (losses) in the accompanying 2001 statement of operations.

The components of net patient service revenue are as follows:

	2001	2000

Gross patient service revenue—
Inpatient	$170,852,065	$158,470,978
Outpatient and professional fees	80,657,366	69,671,014

Total gross patient service revenue	251,509,431	228,141,992

Less — Contractual allowances and other deductions	(149,580,904)	(131,666,304)

Net patient service revenue	$101,928,527	$96,475,688

Like most health care organizations, the Hospital grants credit without collateral to its patients, most of whom are residents of metropolitan Chicago and are insured under third-party payors agreements. The mix of gross receivables from patients and third-party payors at June 30, 2001 and 2000, was as follows:

	2001	2000

Medicaid	25%	15%
Medicare	24	29
Managed care	24	30
Commercial, self-pay and other	27	26

	100%	100%

4. MARKETABLE SECURITIES

Marketable securities are carried at market value. Investment income and gains realized on the sale of marketable securities are reflected as investment income in the accompanying statements of operations. Changes in the market value of investments are reflected in the accompanying statements of operations as change in net unrealized gains (losses) on marketable securities. The composition of marketable securities at June 30, 2001 and 2000, is as follows:

	2001	2000

Cash and short-term marketable securities	$1,000,000	$7,572,724
Intermediate maturity fixed income securities	667,254	2,185,951
Equity mutual funds	738,972	3,003,356

Total market value	$2,406,226	$12,762,031

The composition of investment income for cash, cash equivalents and marketable securities is as follows for the years ended June 30, 2001 and 2000:

	2001	2000

Interest and dividend income	$475,697	$500,416

Other changes in unrestricted net assets—
Change in net unrealized (losses) gains on marketable securities	$(299,656)	$223,093

5. SHORT-TERM BANK LOAN

The Hospital has entered into a financing agreement providing for a $12,000,000 revolving line of credit and letter of credit facility with a bank which extends through January 31, 2002. As of June 30, 2001 and 2000, $11,000,000 and $11,487,500, respectively, was outstanding. The weighted average interest rates on this borrowing during the years ended June 30, 2001 and 2000, were 7.9% and 8.0%, respectively. Borrowings against the $12,000,000 line of credit are secured by the Hospital’s patient accounts receivable.

6. LONG-TERM DEBT

Long-term debt as of June 30, 2001 and 2000, consists of the following:

	2001	2000

FINOVA Note, Schedule No. 3, Series 1996, due in varying monthly installments through November 15, 2001, with interest payable at 7.19%	$341,922	$1,122,043
Less — Current maturities	(341,922)	(780,121)

Long-term portion of outstanding debt	$—	$341,922

In December, 1996, the IHFA issued $3,500,000 of program revenue notes, Series 1996, on behalf of the Hospital to finance the purchase of certain telecommunications and medical equipment. The Series 1996 notes are secured by the acquired equipment.

The Hospital paid interest of approximately $1,157,000 and $1,355,000 in 2001 and 2000, respectively.

7. TEMPORARILY RESTRICTED NET ASSETS

Temporarily restricted net assets are those whose use by the Hospital has been limited by donors to a specific time period or purpose. Temporarily restricted net assets as of June 30, 2001 and 2000, are available for the following purposes:

	2001	2000

Educational and scientific programs	$516,022	$923,160
Capital purposes	27,741	559,610
Other operating purposes	837,733	673,015

Total	$1,381,496	$2,155,785

8. PENSION PLAN

The Hospital maintains a noncontributory defined benefit pension plan covering substantially all employees. The Hospital’s funding policy is to contribute such amounts as are necessary to provide for benefits attributed to service to date and those expected to be earned in the future.

The following table summarizes the change in the projected benefit obligation during 2001 and 2000:

	2001	2000

Projected benefit obligation, beginning of year	$33,599,076	$35,527,666
Service cost	1,016,092	1,186,699
Interest cost	2,580,367	2,460,586
Actuarial loss (gain)	1,751,855	(4,010,107)
Benefits paid	(1,651,184)	(1,565,768)

Projected benefit obligation, end of year	$37,296,206	$33,599,076

The following table summarizes the change in plan assets during 2001 and 2000:

	2001	2000

Plan assets at market value, beginning of year	$37,977,712	$35,025,965
Actual return on plan assets	(1,214,714)	3,856,509
Employer contribution	779,241	661,006
Benefits paid	(1,651,184)	(1,565,768)

Plan assets at market value, end of year	$35,891,055	$37,977,712

The following table sets forth the plan’s funded status and amounts recognized in the Hospital’s balance sheets at June 30, 2001 and 2000:

	2001	2000

Projected benefit obligation	$37,296,206	$33,599,076
Plan assets at fair value	35,891,055	37,977,712

Funded status	(1,405,151)	4,378,636
Unrecognized net loss (gain)	1,990,161	(4,319,265)
Unrecognized prior service benefit	(48,605)	(60,595)
Unrecognized net asset from transition	(306,286)	(612,571)

Prepaid (accrued) pension cost	$230,119	$(613,795)

Net pension (credit) cost included in operating results for 2001 and 2000 includes the following:

	2001	2000

Service cost of benefits earned during the year	$1,016,092	$1,186,699
Interest cost on projected benefit obligation	2,580,367	2,460,586
Expected return on plan assets	(3,342,857)	(3,008,013)
Amortization of prior service benefit	(11,990)	(11,990)
Amortization of unrecognized net asset from transition	(306,285)	(306,285)

Net pension (credit) cost	$(64,673)	$320,997

Assumptions used in the accounting for net periodic pension cost were as follows:

	2001	2000

Discount rate	7.53%	8.00%
Rate of increase in compensation levels	3.50%	3.50%
Expected long-term rate of return on assets	8.75%	8.75%

9. PROFESSIONAL AND GENERAL LIABILITY INSURANCE

The Hospital self-insures the ultimate cost of claims made relating to services rendered for up to $2 million per claim and $4 million in the annual aggregate for professional liability and general liability claims. Effective July 1, 2001, the Hospital increased its self-insured retentions to $4 million per claim and $8 million in the annual aggregate. Losses in excess of these amounts are covered by purchased insurance policies for up to $25 million per occurrence and in the annual aggregate. This insurance was maintained on an occurrence basis through June 30, 1989. Since that date, excess coverage has been purchased on a claims-made basis.

The estimated liability for professional and general liability for the years ended June 30, 2001 and 2000, was actuarially determined based upon the Hospital’s estimated claim reserves and various assumptions. The professional and general self-insurance liability is based in part on the present value of estimated self-insurance claims that will be settled in the future. If the present-value method were not used, the estimated liability for professional and general liability would be approximately $3,353,000 and $2,938,000 higher in 2001 and 2000, respectively, than the amount recorded in the financial statements. Accrued self-insurance reserves have been discounted at 6%. In management’s opinion, the accrued self-insurance reserves at June 30, 2001, provide an adequate reserve for loss contingencies.

10. TRANSACTIONS WITH AFFILIATES

a.	The Hospital was charged $1,027,000 and $1,095,000 for the years ended June 30, 2001 and 2000, respectively, relating to the medical residency program affiliated with UCH.

b.	The Hospital was charged a network tax and physician billing fees of $75,000 for the year ended June 30, 2000, by QV, Inc., an affiliated organization of UCH. No tax was charged for the year ended June 30, 2001.

c.	The Hospital was charged medical program fees and medical director fees of $593,000 and $1,246,000 for the years ended June 30, 2001 and 2000, respectively, by the University of Chicago, an affiliated organization of UCH. In 2001, the Hospital accrued an additional $2.1 million related to disputed fees for services provided by the University of Chicago. This charge is included in other nonoperating gains (losses) in the accompanying 2001 statement of operations.

d.	The Hospital was charged marketing, human resources and management expenses of $1,582,000 and $2,223,000 for the years ended June 30, 2001 and 2000, respectively, by UCH.

e.	The Hospital was charged $2,006,000 and $1,476,000 for clinical laboratory services for the years ended June 30, 2001 and 2000, respectively, by UCH.

f.	The Hospital has a line of credit with UCH which extends through July 1, 2002, under which the Hospital may borrow up to $4,000,000 at an interest rate of 4.2%. As of June 30, 2001 and 2000, $3,500,000 was outstanding and is included in other long-term liabilities in the accompanying balance sheets. Interest expense incurred by the Hospital in 2001 and 2000 relating to this line of credit was $159,000 and $152,000, respectively. Accrued interest relating to this line of credit totaled approximately $384,000 and $224,000, respectively, as of June 30, 2001 and 2000, and is included in accounts payable and other accrued expenses in the accompanying balance sheets.

g.	The Hospital has a construction loan for $1,000,000 from UCH due June 30, 2005, at an interest rate of 7%. The related liability is included in other long-term liabilities in the accompanying June 30, 2001 balance sheet.

11. LEASE OBLIGATIONS

The Hospital has entered into agreements to lease certain medical equipment under terms which qualify as capital leases. The June 30, 2001, capital lease asset balance is $389,000, net of accumulated amortization of $1,271,000. Capital lease obligations extend through 2005.

The Hospital also maintains operating leases on various medical and office equipment and office space. Rent expense under operating leases in 2001 and 2000, was $1,844,000 and $1,323,000, respectively.

At June 30, 2001, minimum payments due under these leases are as follows:

	Capital	Operating
	Leases	Leases

Year ending June 30—
2002	$210,540	$1,684,710
2003	210,540	1,260,432
2004	126,676	1,222,430
2005	—	1,219,009
2006 and thereafter	—	3,757,229

Total minimum lease payments	547,756	$9,143,810

Less — Amount representing interest	53,976

Present value of net minimum capital lease payments	493,780
Less — Current portion	180,081

Total long-term present value of minimum capital lease payments (included in other long-term liabilities)	$313,699

12. FUNCTIONAL EXPENSES

The Hospital provides general healthcare services, including inpatient, outpatient and emergency services care to residents within the north side area of the City of Chicago. Expenses related to providing these services are as follows:

	2001	2000

Healthcare services	$91,851,853	$85,297,721
General and administrative	18,976,886	17,513,820

	$110,828,739	$102,811,541

13. CHARITY CARE

The Hospital’s policy is to treat patients in immediate need of medical services without regard to their ability to pay for such services. The Hospital maintains records to identify and monitor the level of charity care it provides. These records include the amount of charges foregone for services and supplies furnished under its charity care policy as well as the estimated related cost.

The estimated difference between the cost of services provided to Medicaid patients and the reimbursement from the Medicaid programs for this patient care is also monitored. In 2001 and 2000, the following levels of charity care were provided:

	2001	2000

Estimated costs incurred for charity care	$1,919,000	$2,757,000
Excess of cost over reimbursement for Medicaid patients	6,973,000	6,065,000

	$8,892,000	$8,822,000

14. CAPITAL PROJECT COMMITMENTS

In 2000, the Hospital began the remodeling and expansion of its intensive care unit and emergency room. As of June 30, 2001, approximately $8,862,000 has been incurred for the project. The total estimated cost of the project, which is expected to be completed in December, 2001, is $14,343,000.

The Hospital will begin a project to replace its heating and air-conditioning systems. The total estimated cost of the project, which is expected to be completed in the summer of 2002, is $7,000,000.

15. CONTINGENCIES

        REGULATORY MATTERS

The healthcare industry is subject to numerous laws and regulations of federal, state and local governments. The government is active with respect to investigations and allegations concerning possible violations of various statutes and regulations by healthcare providers. Violations of these laws and regulations creates a possibility of significant repayments for patient services previously billed. While no regulatory inquiries have been made which are expected to have a material effect on the Hospital’s financial statements, compliance with such laws and regulations can be subject to future government review and interpretation as well as regulatory actions unknown or unasserted at this time.

        IRS Audit

The Internal Revenue Service is currently examining UCH and certain of its affiliates, including the Hospital. Management believes that the ultimate outcome of this examination will not have a material adverse effect on the Hospital’s financial position. However, because of the complexity of the tax laws and presence of issues about which reasonable persons can differ, the examination could result in additional taxes, interest and penalties or tax determination which the Hospital is unable to predict at the present time.

REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS

To the Board of Governors of
Louis A. Weiss Memorial Hospital:

We have audited the accompanying balance sheets of LOUIS A. WEISS MEMORIAL HOSPITAL (an Illinois not-for-profit corporation) as of June 30, 2000 and 1999, and the related statements of operations, changes in net assets and cash flows for the years then ended. These financial statements are the responsibility of the Hospital’s management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Louis A. Weiss Memorial Hospital as of June 30, 2000 and 1999, and the results of its operations, changes in net assets and cash flows for the years then ended, in conformity with accounting principles generally accepted in the United States.

Arthur Andersen LLP

Chicago, Illinois
September 8, 2000

NOTE:	This audit report is a copy of a previously issued audit report and has not been reissued by Arthur Andersen LLP.

LOUIS A. WEISS MEMORIAL HOSPITAL

BALANCE SHEETS
As of June 30, 2000 and 1999

ASSETS	2000	1999

CURRENT ASSETS:
Cash and cash equivalents	$2,580,105	$470,755
Current portion of investments, limited as to use	3,011,000	2,165,000
Receivables for patient services, less allowances for uncollectible accounts of $4,237,000 in 2000 and $4,150,000 in 1999	20,466,601	18,065,853
Estimated amounts due from third-party payors	7,886,038	12,476,620
Other receivables	1,555,340	1,910,514
Inventories, at cost, and prepaid expenses	2,679,459	2,487,352

Total current assets	38,178,543	37,576,094

INVESTMENTS, limited as to use, at market:
Board designated for self-insurance program	2,178,307	1,993,827

Board designated for capital expenditures	7,572,724	680,000

PROPERTY AND EQUIPMENT, at cost:
Land and leasehold improvements	2,401,916	3,962,189
Buildings and fixed equipment	69,712,767	66,506,314
Movable equipment	51,459,572	50,381,357
Construction in progress	2,234,727	6,416,533

	125,808,982	127,266,393
Less — Accumulated depreciation	(83,905,042)	(83,729,002)

	41,903,940	43,537,391

OTHER LONG-TERM ASSETS	1,239,184	704,559

	$91,072,698	$84,491,871

LIABILITIES AND NET ASSETS	2000	1999

CURRENT LIABILITIES:
Short-term bank loan	$11,487,500	$11,000,000
Accounts payable and other accrued expenses	20,659,200	20,365,744
Accrued salaries and wages	2,258,883	3,016,965
Estimated amounts due to third-party payors	2,768,854	2,105,731
Current portion of long-term liabilities	4,297,695	3,447,364

Total current liabilities	41,472,112	39,935,804

ACCRUED SELF-INSURANCE RESERVE, less current portion	9,624,000	9,164,000

LONG-TERM DEBT, less current maturities	341,922	1,122,042

SALE/LEASEBACK DEFERRED GAIN (Note 2)	2,931,470	—

OTHER LONG-TERM LIABILITIES, less current portion	4,486,231	3,969,223

CONTINGENCIES (Note 16)
NET ASSETS:
Unrestricted	30,061,178	28,472,416
Temporarily restricted	2,155,785	1,828,386

	32,216,963	30,300,802

	$91,072,698	$84,491,871

The accompanying notes to financial statements are an integral part of these balance sheets.

LOUIS A. WEISS MEMORIAL HOSPITAL

STATEMENTS OF OPERATIONS

For the Years Ended June 30, 2000 and 1999

	2000	1999

UNRESTRICTED REVENUE, GAINS AND OTHER SUPPORT:
Net patient service revenue	$96,475,688	$101,890,490
Other operating revenue	3,634,006	2,808,838

Total unrestricted revenue, gains and other support	100,109,694	104,699,328

EXPENSES:
Salaries, wages and professional fees	46,935,139	47,348,781
Employee benefits	5,593,995	6,358,508
Supplies and other	32,885,620	35,089,081
Provision for uncollectible accounts	7,881,424	9,805,567
Depreciation and amortization	5,495,187	7,120,447
Insurance	2,412,706	3,096,128
Interest	1,278,008	1,135,869
Partner’s share of joint venture (loss) income	(15,735)	460,000
Provision for facility closures cost (Note 14)	—	593,000

Total expenses	102,466,344	111,007,381

OPERATING LOSS	(2,356,650)	(6,308,053)

NONOPERATING GAINS:
Reversal of prior years’ Medicare reimbursement claims (Note 16)	—	500,000
Gain on sale of property (Note 2)	3,153,689	—
Investment income	500,416	300,378

Total nonoperating gains	3,654,105	800,378

EXCESS (DEFICIT) OF UNRESTRICTED REVENUE, GAINS AND OTHER SUPPORT OVER EXPENSES	1,297,455	(5,507,675)
CONTRIBUTIONS FOR PROPERTY ACQUISITIONS	22,829	83,307
NET ASSETS RELEASED FROM RESTRICTIONS FOR PROPERTY ADDITIONS	45,385	—
CHANGE IN NET UNREALIZED GAINS (LOSSES) ON MARKETABLE SECURITIES	223,093	(28,294)
CHANGE IN MINIMUM PENSION LIABILITY	—	45,300

INCREASE (DECREASE) IN UNRESTRICTED NET ASSETS	$1,588,762	$(5,407,362)

The accompanying notes to financial statements
are an integral part of these statements.

LOUIS A. WEISS MEMORIAL HOSPITAL

STATEMENTS OF CHANGES IN NET ASSETS

For the Years Ended June 30, 2000 and 1999

	2000	1999

UNRESTRICTED NET ASSETS:
Excess (deficit) of unrestricted revenue, gains and other support over expenses	$1,297,455	$(5,507,675)
Contributions for property acquisitions	22,829	83,307
Net assets released from restrictions for property additions	45,385	—
Change in net unrealized gains (losses) on marketable securities	223,093	(28,294)
Change in minimum pension liability	—	45,300

Increase (decrease) in unrestricted net assets	1,588,762	(5,407,362)

TEMPORARILY RESTRICTED NET ASSETS:
Contributions for capital improvements and other purposes	740,810	571,014
Net assets released from restrictions	(413,411)	(461,183)

Increase in temporarily restricted net assets	327,399	109,831

INCREASE (DECREASE) IN NET ASSETS	1,916,161	(5,297,531)
NET ASSETS, beginning of year	30,300,802	35,598,333

NET ASSETS, end of year	$32,216,963	$30,300,802

The accompanying notes to financial statements
are an integral part of these statements.

LOUIS A. WEISS MEMORIAL HOSPITAL

STATEMENTS OF CASH FLOWS

For the Years Ended June 30, 2000 and 1999

	2000	1999

CASH FLOWS FROM OPERATING ACTIVITIES:
Change in net assets	$1,916,161	$(5,297,531)

Adjustments to reconcile change in net assets to net cash provided by operating activities—
Contributions for property acquisitions	(22,829)	(83,307)
Net assets released from restrictions for property additions	(45,385)	—
Change in net unrealized (gains) losses on marketable securities	(223,093)	28,294
Gain on sale of fixed assets	(3,153,689)	—
Depreciation and amortization	5,495,187	7,120,447
Provision for facility closure costs	—	593,000
Change in estimated amounts due to/from third-party payors, net	5,253,705	(9,355,975)
Increase in receivables for patient services, net	(2,400,748)	(1,961,133)
Increase in accounts payable, accrued expenses and other liabilities	520,348	7,330,811
(Increase) decrease in other assets	(1,057,518)	1,730,701

Total adjustments	4,365,978	5,402,838

Net cash provided by operating activities	6,282,139	105,307

CASH FLOWS FROM INVESTING ACTIVITIES:
Proceeds from sale of assets	7,364,558	—
Capital expenditures, net	(3,510,464)	(2,942,153)
Increase in Board-designated investments	(7,700,111)	(305,869)

Net cash used in investing activities	(3,846,017)	(3,248,022)

CASH FLOWS FROM FINANCING ACTIVITIES:
Proceeds from contributions for property acquisitions	68,214	83,307
Proceeds from issuance of short-term bank loan	487,500	500,000
Proceeds from issuance of loan from affiliate	500,000	3,000,000
Principal payments of long-term debt	(1,282,363)	(1,662,395)
Principal payments under capital leases	(100,123)	(171,714)

Net cash (used in) provided by financing activities	(326,772)	1,749,198

NET INCREASE (DECREASE) IN CASH AND CASH EQUIVALENTS	2,109,350	(1,393,517)
CASH AND CASH EQUIVALENTS, beginning of year	470,755	1,864,272

CASH AND CASH EQUIVALENTS, end of year	$2,580,105	$470,755

The accompanying notes to financial statements
are an integral part of these statements.

LOUIS A. WEISS MEMORIAL HOSPITAL

NOTES TO FINANCIAL STATEMENTS

June 30, 2000 and 1999

1.	ORGANIZATION

Louis A. Weiss Memorial Hospital (the “Hospital”) is an Illinois not-for-profit acute care teaching facility located on the north side of the City of Chicago. The Internal Revenue Service has determined that the Hospital is exempt from federal income taxes under Section 501(c)(3) of the Internal Revenue Code. The University of Chicago Hospitals (“UCH”) is the sole corporate member of the Hospital. The Hospital and UCH coordinate various administrative functions and medical services in cardiology, oncology, radiology, urology, orthopedics and cardiovascular surgery.

2.	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Use of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements. Estimates also affect the reported amounts of revenue and expenses during the reporting period. Actual results could differ from those estimates.

Cash and Cash Equivalents

Cash equivalents consist of short-term, highly liquid investments which mature within three months.

Property and Equipment

Property and equipment are stated at cost. Major improvements to existing buildings and equipment are capitalized. Expenditures for maintenance and repairs which do not extend the life of the applicable asset are expensed as incurred. Depreciation is provided on the straight-line basis using a half-year convention over the expected service lives of the property and equipment.

In 2000, the Hospital recorded a $736,000 reduction in depreciation expense as a change in accounting estimate.

Sale/Leaseback Deferred Gain

In 2000, the Hospital sold an apartment building and a nearby parcel of land. A portion of the building, consisting of office, apartment and warehouse space, was then leased back by the

Hospital in a sale-leaseback transaction. The total gain on the sale of the building and land was $6,540,000. The Hospital recognized $3,154,000 of the gain as a nonoperating gain in the accompanying 2000 statement of operations. The remainder ($3,386,000) of the gain was reported as a deferred gain in the accompanying 2000 balance sheet and is being amortized over the life of the lease.

Temporarily Restricted Net Assets

Temporarily restricted net assets are those whose use by the Hospital has been limited by donors to a specific time period or purpose.

Donor-Restricted Contributions

Donor-restricted contributions are reported as temporarily restricted support if they are received with donor stipulations that limit the use of the donated assets. When donor-restricted contributions are expended for operating purposes, temporarily restricted net assets are reclassified as unrestricted net assets and reported in the statement of operations as either unrestricted gifts or a reduction of operating expenses. Donor-restricted contributions for capital improvements are recorded as temporarily restricted support. When donor restrictions for capital improvements are met within the same year as received, the donor-restricted contributions are reported as contributions for property acquisitions in the accompanying financial statements.

Joint Ventures

The Hospital participates in a joint venture with a third party to provide inpatient rehabilitation services. All of the operating revenue and expenses of this joint venture are included in the accompanying statements of operations. The share of joint venture income/loss attributable to this partner is presented in the accompanying statements of operations as an adjustment to operating expenses. In the event of termination, the Hospital’s joint venture partner would be entitled to half of the joint venture’s net assets.

The Hospital also participates in a general partnership with two other area hospitals to operate and maintain a magnetic resonance imaging facility. Profits or losses are allocated on an equal basis to the partners in accordance with the Partnership Agreement. The Hospital’s share of the partnership income is included in other operating revenue in the accompanying statements of operations. In the event of termination, the net assets of the partnership would be distributed to the partners in accordance with their respective proportionate interests in the partnership. The Hospital’s investment in this partnership is included in other long-term assets in the accompanying balance sheets.

Reclassifications

Certain 1999 balances have been reclassified to conform with the 2000 presentation.

3.	NET PATIENT SERVICE REVENUE

The Hospital has agreements with third-party payors that provide for payments to the Hospital at amounts different from its established rates. Approximately 90% and 86% of the Hospital’s gross patient service revenue for 2000 and 1999, respectively, is derived under contractual agreements with Medicare, Medicaid, Blue Cross, managed care and certain other programs. Payments under these agreements and programs are based on specific amounts per case, per patient day, or costs, as defined, of rendering service to program beneficiaries. Net patient revenue is reported at the estimated net realizable amount due from patients, third-party payors and others for services rendered and includes estimated retroactive revenue adjustments due to future audits, reviews and investigations. Provision is made on a current basis for the difference between charges for services rendered and the expected payments under these agreements and programs and adjusted in future periods as final settlements are determined. As a result of the complex laws and regulations governing third-party payor programs, there is at least a reasonable possibility that recorded estimates will change by a material amount in the near term. Adjustments made in 2000 and 1999 to estimated amounts due to/from third-party payors relating to prior years increased net patient service revenue by $1.0 million and $5.2 million, respectively.

The components of net patient service revenue are as follows:

	2000	1999

Gross patient service revenue—
Inpatient	$158,470,978	$144,639,048
Outpatient and professional fees	69,671,014	70,365,021

Total gross patient service revenue	228,141,992	215,004,069
Less — Contractual allowances and other deductions	(131,666,304)	(113,113,579)

Net patient service revenue	$96,475,688	$101,890,490

4.	MARKETABLE SECURITIES

Marketable securities are carried at market value. Investment income and gains realized on the sale of marketable securities are reflected as investment income in the accompanying statements of operations. Changes in the market value of investments are reflected in the accompanying statements of operations as change in net unrealized gains (losses) on marketable securities. The composition of marketable securities at June 30, 2000 and 1999, is as follows:

	2000	1999

Cash and short-term marketable securities	$7,572,724	$680,000
Intermediate maturity fixed income securities	2,185,951	2,008,010
Equity mutual funds	3,003,356	2,150,817

Total market value	$12,762,031	$4,838,827

The composition of investment income for cash, cash equivalents and marketable securities is as follows for the years ended June 30, 2000 and 1999:

	2000	1999

Interest and dividend income	$500,416	$300,226
Realized gain on sales of securities, net	—	152

	$500,416	$300,378

Other changes in unrestricted net assets—
Change in net unrealized gains (losses) on marketable securities	$223,093	$(28,294)

5.	SHORT-TERM BANK LOAN

The Hospital has entered into a financing agreement providing for a $12,000,000 revolving line of credit and letter of credit facility with a bank which extends through January 31, 2001. As of June 30, 2000 and 1999, $11,487,500 and $11,000,000, respectively, was outstanding. The weighted average interest rates on this borrowing during the years ended June 30, 2000 and 1999, were 8.0% and 7.0%, respectively. Borrowings against the $12,000,000 line of credit are secured by the Hospital’s patient accounts receivable.

6.	LONG-TERM DEBT

Long-term debt as of June 30, 2000 and 1999, consists of the following:

	2000	1999

Illinois Health Facilities Authority (“IHFA”)—
General Electric Capital Corporation Program Revenue Note, Series 1994A and B, with interest payable at 6.5%	$—	$375,960
FINOVA Note, Schedule No. 3, Series 1996, due in varying monthly installments through December 15, 2001, with interest payable at 7.19%	1,122,043	1,848,198
Less — Current maturities	(780,121)	(1,102,116)

Long-term portion of outstanding debt	$341,922	$1,122,042

In December, 1994, the IHFA issued $5,000,000 of program revenue notes, Series 1994A and B, on behalf of the Hospital to finance the acquisition of certain medical equipment. The Series A and B notes were secured by certain acquired medical equipment and were supported by a $500,000 letter of credit from a bank.

In December, 1996, the IHFA issued $3,500,000 of program revenue notes, Series 1996, on behalf of the Hospital to finance the purchase of certain telecommunications and medical equipment. The Series 1996 notes are secured by the acquired equipment.

The required annual principal payments for future fiscal years are as follows:

2001	$780,121
2002	341,922

$1,122,043

The Hospital paid interest of approximately $1,355,000 and $680,000 in 2000 and 1999, respectively.

7.	TEMPORARILY RESTRICTED NET ASSETS

Temporarily restricted net assets are those whose use by the Hospital has been limited by donors to a specific time period or purpose. Temporarily restricted net assets as of June 30, 2000 and 1999, are available for the following purposes:

	2000	1999

Educational and scientific programs	$923,160	$819,076
Capital purposes	559,610	653,598
Other purposes	673,015	355,712

Total	$2,155,785	$1,828,386

8.	PENSION PLAN

The Hospital maintains a noncontributory defined benefit pension plan covering substantially all employees. The Hospital’s funding policy is to contribute such amounts as are necessary to provide for benefits attributed to service to date and those expected to be earned in the future.

The following table summarizes the change in the projected benefit obligation during 2000 and 1999:

	2000	1999

Projected benefit obligation, beginning of year	$35,527,666	$34,326,425
Service cost	1,186,699	1,327,661
Interest cost	2,460,586	2,357,172
Actuarial gain	(4,010,107)	(1,018,145)
Benefits paid	(1,565,768)	(1,465,447)

Projected benefit obligation, end of year	$33,599,076	$35,527,666

The following table summarizes the change in plan assets during 2000 and 1999:

	2000	1999

Plan assets at market value, beginning of year	$35,025,965	$32,321,886
Actual return on plan assets	3,856,509	4,169,526
Employer contribution	661,006	—
Benefits paid	(1,565,768)	(1,465,447)

Plan assets at market value, end of year	$37,977,712	$35,025,965

The following table sets forth the plan’s funded status and amounts recognized in the Hospital’s balance sheets at June 30, 2000 and 1999:

	2000	1999

Projected benefit obligation	$33,599,076	$35,527,666
Plan assets at fair value	37,977,712	35,025,965

Funded status	4,378,636	(501,701)
Unrecognized net (gain) loss	(4,319,265)	480,979
Unrecognized prior service benefit	(60,595)	(72,585)
Unrecognized net asset from transition	(612,571)	(918,856)
Minimum liability adjustment	—	45,300

Accrued pension liability (included in current and other long-term liabilities)	$(613,795)	$(966,863)

Net pension cost included in operating results for 2000 and 1999 includes the following:

	1999	1998

Service cost of benefits earned during the year	$1,186,699	$1,327,661
Interest cost on projected benefit obligation	2,460,586	2,357,172
Expected return on plan assets	(3,008,013)	(2,755,489)
Amortization of prior service benefit	(11,990)	(11,990)
Amortization of unrecognized net asset from transition	(306,285)	(306,285)

Net pension cost	$320,997	$611,069

Assumptions used in the accounting for net periodic pension cost were as follows:

	2000	1999

Discount rate	8.00%	7.25%
Rate of increase in compensation levels	3.50%	3.50%
Expected long-term rate of return on assets	8.75%	8.75%

9.	PROFESSIONAL AND GENERAL LIABILITY INSURANCE

The Hospital self-insures the ultimate cost of claims made relating to services rendered for up to $2 million per claim and $4 million in the annual aggregate for professional liability and general liability claims. Losses in excess of these amounts are covered by purchased insurance policies for up to $25 million per occurrence and in the annual aggregate. This insurance was maintained on an occurrence basis through June 30, 1989. Since that date, excess coverage has been purchased on a claims-made basis.

The estimated liability for professional and general liability for the years ended June 30, 2000 and 1999, was actuarially determined based upon the Hospital’s estimated claim reserves and various assumptions. The professional and general self-insurance liability is based in part on the present value of estimated self-insurance claims that will be settled in the future. If the present-value method were not used, the estimated liability for professional and general liability would be approximately $2,938,000 and $2,703,000 higher in 2000 and 1999, respectively, than the amount recorded in the financial statements. Accrued self-insurance reserves have been discounted at 6%. In management’s opinion, the accrued self-insurance reserves at June 30, 2000, provide an adequate reserve for loss contingencies.

10.	TRANSACTIONS WITH AFFILIATES

a.	The Hospital was charged $2,402,000 and $1,441,000 for the years ended June 30, 2000 and 1999, respectively, relating to the medical residency program affiliated with UCH.

b.	The Hospital was charged a network tax and physician billing fees of $75,000 and $423,000 for the years ended June 30, 2000 and 1999, respectively, by QV Inc., an affiliated organization of UCH.

c.	The Hospital was charged medical program fees and medical director fees of $1,246,000 and $1,487,000 for the years ended June 30, 2000 and 1999, respectively, by the University of Chicago, an affiliated organization of UCH.

d.	The Hospital was charged marketing, human resources and management expenses of $2,223,000 and $1,355,000 for the years ended June 30, 2000 and 1999, respectively, by UCH.

e.	The Hospital was charged $2,200,000 and $717,000 for clinical laboratory services for the years ended June 30, 2000 and 1999, respectively, by UCH.

f.	The Hospital has a line of credit with UCH which extends through July 1, 2002, under which the Hospital may borrow up to $4,000,000 at an interest rate of 4.2%. As of June 30, 2000 and 1999, $3,500,000 and $3,000,000, respectively, was outstanding and is included in other long-term liabilities in the accompanying balance sheets. Interest expense incurred by the Hospital in 2000 and 1999 relating to this line of credit was $152,000 and $72,000, respectively. Accrued interest relating to this line of credit totaled $224,000 and $72,000, respectively, as of June 30, 2000 and 1999, and is included in accounts payable and other accrued expenses in the accompanying balance sheets.

11.	LEASE OBLIGATIONS

The Hospital has entered into agreements to lease certain medical equipment under terms which qualify as capital leases. The June 30, 2000, capital lease asset balance is $569,113, net of accumulated amortization of $1,091,355. Capital lease obligations extend through 2005.

The Hospital also maintains operating leases on various medical and office equipment and office space. Rent expense under operating leases in 2000 and 1999, was $1,323,000 and $904,000, respectively.

At June 30, 2000, minimum payments due under these leases are as follows:

	Capital	Operating
	Leases	Leases

Year ending June 30—
2001	$153,673	$1,808,270
2002	138,192	1,642,364
2003	138,192	1,293,162
2004	138,192	1,257,051
2005 and thereafter	138,192	4,997,951

Total minimum lease payments	706,441	$10,998,798

Less — Amount representing interest	(236,145)

Present value of net minimum capital lease payments	470,296
Less — Current portion	116,863

Total long-term present value of minimum capital lease payments (included in other long-term liabilities)	$353,433

12.	FUNCTIONAL EXPENSES

The Hospital provides general healthcare services, including inpatient, outpatient and emergency services care to residents within the north side area of the City of Chicago. Expenses related to providing these services are as follows:

	2000	1999

Healthcare services	$84,952,524	$92,980,629
General and administrative	17,513,820	18,026,752

	$102,466,344	$111,007,381

13.	CHARITY CARE

The Hospital’s policy is to treat patients in immediate need of medical services without regard to their ability to pay for such services. The Hospital maintains records to identify and monitor the level of charity care it provides. These records include the amount of charges foregone for services and supplies furnished under its charity care policy as well as the estimated related cost.

The estimated difference between the cost of services provided to Medicaid patients and the reimbursement from the Medicaid programs for this patient care is also monitored. In 2000 and 1999, the following levels of charity care were provided:

	2000	1999

Estimated costs incurred for charity care	$2,757,000	$1,641,000
Excess of cost over reimbursement for Medicaid patients	6,065,000	6,588,000

	$8,822,000	$8,229,000

14.	FACILITY CLOSURES

In August, 1998, the Hospital made the decision to close two physician practice locations and sever related employment agreements. The Hospital provided for certain future costs associated with the closed facilities in the 1999 financial statements, including unamortized leasehold improvements as well as the present value of future lease payments of one of the facilities, totaling $593,000.

15.	CAPITAL PROJECT COMMITMENTS

In 2000, the Hospital began the remodeling and expansion of its intensive care unit and emergency room. As of June 30, 2000, approximately $908,000 has been incurred for the project. The total estimated cost of the project, which is expected to be completed in October, 2001, is $14,343,000.

In 2001, the Hospital will begin a project to replace its heating and air-conditioning systems. The total estimated cost of the project, which is expected to be completed in the Fall of 2001, is $8,200,000.

16.	CONTINGENCIES

Regulatory Matters

The healthcare industry is subject to numerous laws and regulations of federal, state and local governments. The government is active with respect to investigations and allegations concerning possible violations of various statutes and regulations by healthcare providers. Violations of these laws and regulations creates a possibility of significant repayments for patient services previously billed. Compliance with such laws and regulations can be subject to future government review and interpretation as well as regulatory actions unknown or unasserted at this time.

As a result of a review of DRG codes assigned during the 1993 through 1995 period and additional coding reviews agreed to as part of its October, 1998, settlement with the U.S. Department of Justice, the Hospital paid approximately $3.85 million for Medicare and Medicaid overpayments and related penalties. The Hospital recorded separate provisions in its statements of operations of $3.1 million, $1.65 million and $(500,000) in 1997, 1998 and 1999, respectively, related to this matter. The settlement also requires the Hospital to conduct certain activities including training and auditing, and to report on compliance with these required activities for a period of three years from the date of the settlement agreement. The Hospital believes that it is compliant with the terms of the agreement.

LOUIS A. WEISS MEMORIAL HOSPITAL

CONDENSED BALANCE SHEET (UNAUDITED)
MARCH 31, 2002
(In thousands)

ASSETS
Current assets:
Cash and cash equivalents	$83
Accounts receivable, net of allowance for uncollectible accounts of approximately $6,399	30,198
Supplies	3,399
Prepaid expenses and other current assets	1,242

Total current assets	34,922
Property, plant and equipment, net of accumulated depreciation	55,164
Other assets	1,516

Total assets	$91,602

LIABILITIES AND NET ASSETS
Current liabilities:
Accounts payable	$12,230
Accrued interest	733
Other accrued expenses and current liabilities	28,154
Current maturities of long-term debt	11,580

Total current liabilities	52,697
Other liabilities	11,699
Long-term debt, less current maturities	10,878
Net assets	16,328

Total liabilities and net assets	$91,602

See accompanying notes.

LOUIS A. WEISS MEMORIAL HOSPITAL

CONDENSED STATEMENTS OF OPERATIONS
(UNAUDITED)

	Nine months	Nine months
	ended	ended
	March 31, 2002	March 31, 2001

	(In thousands)
Net revenues	$81,384	$76,902
Costs and expenses:
Salaries and benefits	44,351	41,291
Supplies	14,608	11,599
Provision for doubtful accounts	7,242	5,478
Insurance	4,050	2,315
Other operating expenses	12,923	12,795
Depreciation	4,332	4,123
Interest	465	819
Minority interests	162	197

Net operating loss	(6,749)	(1,715)
Non operating gains (losses):
Investment gains (losses)	(4)	505
Gain (loss) on sale of assets	(698)	—
Deferred gain	1,648	65
Other non-operating expenses	(2,918)	—

Deficit of unrestricted revenues and gains over expenses	$(8,721)	$(1,145)

See accompanying notes.

LOUIS A. WEISS MEMORIAL HOSPITAL

CONDENSED STATEMENTS OF CHANGES IN NET ASSETS
(UNAUDITED)

	Nine months	Nine months
	ended	ended
	March 31, 2002	March 31, 2001

	(In thousands)
Unrestricted Net Assets:
Net assets at beginning of period	$23,576	$30,061
Deficit of unrestricted revenues and gains over expenses	(8,721)	(1,145)
Contributions for property acquisitions	236	—
Change in net losses on marketable securities	—	(371)

Net assets at end of period	15,091	28,545

Temporarily Restricted Net Assets:
Net assets at beginning of period	1,381	2,156
Contributions for capital improvements and other purposes	622	771
Net assets released from restrictions	(766)	(615)

Net assets at end of period	1,237	2,312

Total net assets at end of period	$16,328	$30,857

See accompanying notes.

LOUIS A. WEISS MEMORIAL HOSPITAL

CONDENSED STATEMENTS OF CASH FLOWS
(UNAUDITED)

	Nine months ended
	March 31,

	2002	2001

	(In thousands)
Operating activities:
Deficit of unrestricted revenues and gains over expenses	$(8,721)	$(1,145)
Adjustments to reconcile deficit of unrestricted revenues and gains over expenses to net cash used in operating activities:
Change in net losses on marketable securities	—	(371)
Depreciation	4,332	4,123
Deferred gain on sale of assets	(1,648)	—
Changes in operating assets and liabilities
Accounts receivable, net	(2,375)	(103)
Payables to third-party payers	632	(484)
Accounts payable and accrued expenses	5,392	(2,259)
Other assets and liabilities	2,053	(3,732)

Net cash used in operating activities	(335)	(3,971)
Investing activities:
Capital expenditures, net	(7,431)	(8,277)
Decrease in Board-designated investments	1,000	10,340
(Decrease) increase in temporarily restricted net assets	(144)	156

Net cash (used in) provided by investing activities	(6,575)	2,219
Financing activities:
Net proceeds from long-term debt	5,552	—
Net payments of short-term notes and loans	(33)	(288)
Net borrowings under capital leases	603	67

Net cash provided by (used in) financing activities	6,122	(221)
Net decrease in cash and cash equivalents	(788)	(1,973)
Cash and cash equivalents, beginning of period	871	2,432

Cash and cash equivalents, end of period	$83	$459

See accompanying notes.

LOUIS A. WEISS MEMORIAL HOSPITAL

NOTES TO CONDENSED FINANCIAL STATEMENTS
(UNAUDITED)
MARCH 31, 2002

1.   BASIS OF PRESENTATION AND ORGANIZATION

     Louis A. Weiss Memorial Hospital (the “Hospital”) is an Illinois not-for-profit acute care teaching facility located on the north side of the City of Chicago. The Internal Revenue Service has determined that the Hospital is exempt from federal income taxes under Section 501(c)(3) of the Internal Revenue Code. The University of Chicago Hospitals (“UCH”) is the sole corporate member of the Hospital. The Hospital and UCH coordinate various administrative functions and medical services in cardiology, oncology, radiology, urology, orthopedics and cardiovascular surgery.

     The unaudited condensed financial statements as of March 31, 2002, and for the nine months ended March 31, 2002 and 2001, include the accounts of the Hospital and have been prepared in conformity with accounting principles generally accepted in the United States for interim financial information. Accordingly, they do not include all of the information and notes required by accounting principles generally accepted in the United States for complete financial statements. In the opinion of management, all adjustments (consisting of normal recurring adjustments) considered necessary for a fair presentation have been included. Operating results for the nine months ended March 31, 2002 are not necessarily indicative of the results that may be expected for the year ended June 30, 2002. For further information, refer to the audited financial statements as of June 30, 2001 and 2000, and for the years ended June 30, 2001, 2000 and 1999, included as part of this filing on Form 8-K.

     The preparation of financial statements in conformity with accounting principles generally accepted in the United States requires management to make estimates and assumptions that affect the amounts reported in the accompanying unaudited condensed financial statements. Actual results could differ from those estimates.

2.   COMMITMENTS AND CONTINGENCIES

Professional and General Liability Risks

     As is typical in the health care industry, the Hospital is subject to potential claims and legal actions in the ordinary course of business including patient care. The Hospital self-insures the ultimate costs of professional and general liability claims for services provided for up to $4 million per claim and $8 million in the annual aggregate. The Hospital maintains professional and general liability insurance coverage with independent third party carriers in excess of its self-insured retention up to $25 million per claim and in the annual aggregate. Liabilities for self-insured professional and general liability risks are estimated using historical claims data and actuarial assumptions discounted to reflect the present value of claims to be settled in the future. The discount rate used for purposes of estimating the liability is 6%. Although ultimate settlement of these liabilities may vary from such estimates, management believes the amounts classified within other accrued expenses and current liabilities and other liabilities on the accompanying unaudited condensed balance sheet are adequate.

Litigation

     The Hospital is currently, and from time to time, subject to various claims arising in the normal course of business.

Governmental Regulation

     Laws and regulations governing the Medicare and Medicaid and other federal health care programs are complex and subject to interpretation. The government remains active with respect to investigations and allegations concerning possible violations of various statutes and regulations by health care providers.

     Management believes that the Hospital is in compliance with all applicable laws and regulations in all material respects and is not aware of any pending or threatened investigation involving allegations of potential wrongdoing. While no such regulatory inquiries have been made, compliance with such laws and regulations can be subject to future governmental review and interpretation as well as significant regulatory action including fines, penalties, and exclusion from the Medicare, Medicaid and other federal health care programs.

Net Revenue

     Final determination of amounts earned under prospective payment and cost-reimbursement activities is subject to review by appropriate governmental authorities or their agents.

3.   SALE/LEASEBACK DEFERRED GAIN

     During the fiscal year ended June 30, 2000, the Hospital sold an apartment building and a nearby parcel of land. A portion of the building, consisting of office, apartment and warehouse space, was then leased back by the Hospital in a sale-leaseback transaction. The total gain on the sale of the building and land was approximately $6.5 million. Approximately $3.2 million of the gain was recognized in fiscal 2000 with the remaining portion deferred and recognized over the life of the lease. During fiscal 2002, rent guarantees for the apartment space were terminated resulting in the recognition of a significant portion of the outstanding deferred gain. The remaining gain is amortized over the life of the lease. For the nine months ended March 31, 2002 and 2001, the Hospital recognized approximately $1.6 and $0.1 million, respectively, of deferred gain and also recognized $0.2 million and $0.3 million, respectively, as a reduction of supplies expense.

4.   OTHER NON-OPERATING EXPENSES

     For the nine months ended March 31, 2002, the Hospital incurred non-operating expenses of approximately $2.9 million. Approximately $1.8 million of this amount represents consulting fees incurred to restructure the Hospital’s operations to improve the financial performance of the Hospital (turnaround fees). Approximately $1.0 million of this amount represents legal and other costs incurred to prepare for and complete the sale of the Hospital.

5.   SUBSEQUENT EVENT

     On June 3, 2002, but effective as of June 1, 2002, VHS Acquisition Subsidiary Number 3, Inc., a joint venture corporation owned 80.1% by a subsidiary of Vanguard Health Systems, Inc. (“Vanguard”) and 19.9% by The University of Chicago Hospitals (“UCH”) acquired substantially all of the assets used in the operation of the Hospital. The purchase price was approximately $42.8 million ($41.0 million in cash and $1.8 million of assumed liabilities), subject to adjustment for changes in the Hospital’s May 31, 2002 working capital. On June 3, 2002 UCH paid Vanguard approximately $2.5 million for its ownership interest in the acquiring joint venture corporation.

VANGUARD HEALTH SYSTEMS, INC.

PRO FORMA CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
(UNAUDITED)

     On June 3, 2002, but effective on June 1, 2002, Vanguard Health Systems, Inc. (“the Company”), through its subsidiary VHS Acquisition Subsidiary Number 3, Inc., acquired substantially all of the assets used in the operation of Louis A. Weiss Memorial Hospital (“Weiss”) in Chicago, Illinois from Louis A. Weiss Memorial Hospital, an Illinois not-for-profit corporation. The following unaudited pro forma condensed consolidated balance sheet as of March 31, 2002 gives effect to the acquisition of Weiss by the Company as if the transaction had been completed as of March 31, 2002. The following unaudited condensed consolidated statements of operations for the nine months ended March 31, 2002, and for the year ended June 30, 2001, give effect to the acquisition of Weiss by Vanguard as if the transaction had been completed July 1, 2001 and 2000, respectively.

     The pro forma condensed consolidated financial statements presented herein do not intend to represent what the Company’s financial position or results of operations would have been had such transaction occurred at the beginning of the periods presented or to project the Company’s results of operations in any future period. The pro forma results of operations, which do not consider certain operational changes instituted by the Company upon the acquisition of Weiss, do not necessarily indicate the results of Weiss’s operations while under the Company’s ownership. The unaudited pro forma condensed consolidated financial statements should be read in conjunction with, (1) the Company’s audited consolidated financial statements as of June 30, 2001 and 2000, and for the years ended June 30, 2001, 2000 and 1999 included in its Registration Statement on Form S-1 as amended and filed with the Securities and Exchange Commission (Registration No. 333-71934); (2) the Company’s unaudited condensed consolidated financial statements included in its Quarterly Report on Form 10-Q for the quarter and nine months ended March 31, 2002; and (3) the audited financial statements of Weiss as of June 30, 2001 and 2000, and for the years ended June 30, 2001, 2000 and 1999 included elsewhere in this Current Report on Form 8-K/A. Certain reclassifications have been made to Weiss’s historical financial statements to conform to the Company’s presentation.

VANGUARD HEALTH SYSTEMS, INC.

PRO FORMA CONDENSED CONSOLIDATED
BALANCE SHEET (UNAUDITED)
March 31, 2002

	Historical		Acquisition		Pro Forma
			Pro Forma		Acquisition
	Vanguard	Weiss	Adjustments		Consolidated

	(In thousands)
ASSETS
Current assets:
Cash and cash equivalents	$89,351	$83	$(83	) a)
			(41,212	) b)
			2,488	c)	$50,627
Accounts receivable, net	147,971	30,198	(5,920	) a)	172,249
Supplies	13,537	3,399			16,936
Prepaid expenses and other current assets	17,014	1,242	(999	) a)
			2,837	d)	20,094

Total current assets	267,873	34,922	(42,889)		259,906
Property, plant and equipment, net	406,783	55,164	(23,732	) e)	438,215
Goodwill, net	78,585	—			78,585
Intangible assets, net	39,436	—			39,436
Other assets	6,797	1,516	(1,516	) a)	6,797

Total assets	$799,474	$91,602	$(68,637)		$822,939

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$39,887	$12,230	$(1,875	) a)	$50,242
Accrued interest	5,757	733	(733	) a)	5,757
Other accrued expenses and current liabilities	96,088	28,154	(20,260	) a)
			802	a)
			520	f)	105,304
Current maturities of long-term debt	3,743	11,580	(11,000	) a)	4,323

Total current liabilities	145,475	52,697	(33,046)		165,126
Other liabilities	16,326	11,699	(11,699	) a)
			2,488	c)	18,814
Long-term debt, less current maturities	303,906	10,878	(10,052	) a)	304,732
Payable-In-Kind Preferred Stock	23,639	—			23,639
Stockholders’ equity:
Preferred Stock	—	—			—
Common Stock	2	—			2
Additional paid in capital	305,832	—			305,832
Retained earnings	4,294	16,328	(16,328	) g)	4,294

Total liabilities and stockholders’ equity	$799,474	$91,602	$(68,637)		$822,939

See accompanying notes.

VANGUARD HEALTH SYSTEMS, INC.

PRO FORMA CONDENSED CONSOLIDATED
STATEMENT OF OPERATIONS (UNAUDITED)
For the nine months ended March 31, 2002

	Historical		Acquisition		Pro Forma
			Pro Forma		Acquisition
	Vanguard	Weiss	Adjustments		Consolidated

	(In thousands)
Patient service revenues	$530,687	$81,384	$—		$612,071
Premium revenues	135,635	—			135,635

Total revenues	666,322	81,384			747,706
Costs and expenses:
Salaries and benefits	281,064	44,351			325,415
Supplies	83,518	14,608	825	e)	98,951
Medical claims expense	97,400	—			97,400
Purchased services	48,913	7,130			56,043
Provision for doubtful accounts	41,975	7,242			49,217
Other operating expenses	48,119	8,436			56,555
Rents and leases	10,454	1,569			12,023
Depreciation and amortization	23,043	4,332	(3,107	) c)	24,268
Interest, net	20,435	465	(399	) a)
			799	b)	21,300
Other	(695)	1,972	1,313	d)	2,590

Income (loss) from continuing operations before income taxes	12,096	(8,721)	569		3,944
Income taxes (benefit)	3,528	—	(3,403	) f)	125

Income (loss) from continuing operations	$8,568	$(8,721)	$3,972		$3,819

See accompanying notes.

VANGUARD HEALTH SYSTEMS, INC.

PRO FORMA CONDENSED CONSOLIDATED
STATEMENT OF OPERATIONS (UNAUDITED)
For the year ended June 30, 2001

	Historical		Acquisition		Pro Forma
			Pro Forma		Acquisition
	Vanguard	Weiss	Adjustments		Consolidated

	(In thousands)
Patient service revenues	$612,700	$104,974	$—		$717,674
Premium revenues	55,063	—			55,063

Total revenues	667,763	104,974			772,737
Costs and expenses:
Salaries and benefits	323,617	55,470			379,087
Supplies	92,952	18,881	1,100	e)	112,933
Medical claims expense	30,784	—			30,784
Purchased services	64,972	10,845			75,817
Provision for doubtful accounts	56,846	8,095			64,941
Other operating expenses	34,962	8,366			43,328
Rents and leases	12,233	2,358			14,591
Depreciation and amortization	23,799	5,500	(3,867	) c)	25,432
Interest, net	16,558	1,062	(1,021	) a)
			3,292	b)	19,891
Other	369	3,343	1,750	d)
					5,462

Income (loss) from continuing operations before income taxes	10,671	(8,946)	(1,254)		471
Income taxes	511	—	(435	) f)	76

Income (loss) from continuing operations	$10,160	$(8,946)	$(819)		$395

See accompanying notes.

VANGUARD HEALTH SYSTEMS, INC.

NOTES TO PRO FORMA CONDENSED
CONSOLIDATED BALANCE SHEET
(UNAUDITED)

a)	To eliminate 1) $8,518,000 of Weiss assets including cash accounts, settlement receivables from third party payers, certain prepaid expenses and other current receivables and other long-term assets including physician receivables and certain joint venture interests and 2) $55,619,000 of Weiss liabilities including the current and non-current portions of debt instruments other than capital leases, accrued interest on such debt instruments, certain settlement payables to third party payers and other accounts payable and accrued expenses retained by Weiss and to record approximately $802,000 of costs directly related to the acquisition including travel costs, legal fees and accounting fees to be paid by the Company subsequent to the acquisition ($198,000 was paid at closing of the acquisition).

b)	To record $41,014,000 of cash paid to Weiss for the acquired net assets and $198,000 of cash paid at closing for transaction costs.

c)	To record $2,488,000 of cash received from UCH representing the equity contribution for its 19.9% minority interest in the acquiring joint venture corporation.

d)	To record a working capital settlement receivable from Weiss of $2,837,000 representing the excess of cash paid to Weiss on the acquisition date over the purchase price calculated assuming the acquisition had occurred on March 31, 2002.

e)	To reduce the fair value assigned to the acquired property, plant and equipment based upon the excess of net assets acquired to cash paid calculated as follows:

Total assets acquired	$85,921,000
Total liabilities assumed	(20,175,000)

Subtotal	65,746,000
Less: Estimated transaction costs incurred	1,000,000

Net assets acquired	64,746,000
Cash paid to seller at closing	41,014,000

Net assets acquired in excess of cash paid	$23,732,000

f)	To record a liability of $520,000 for estimated costs related to paid time-off hours and related benefits earned by Weiss employees prior to the acquisition date that may be used while under employment with the Company.

g)	To eliminate the acquired equity of Weiss against the Company’s investment.

The allocation of the excess of net assets acquired over cash purchase price to property, plant and equipment and the fair value of certain assets acquired and liabilities assumed are based upon the Company’s preliminary estimates and valuations. To the extent final valuations differ from the preliminary estimates and valuations, the purchase price allocation will be adjusted accordingly.

VANGUARD HEALTH SYSTEMS, INC.

NOTES TO PRO FORMA CONDENSED
CONSOLIDATED STATEMENT OF OPERATIONS (UNAUDITED)
For the nine months ended March 31, 2002

a)	To eliminate the interest expense of $399,000 incurred by Weiss on the debt instruments not assumed by the Company in the purchase transaction.

b)	To record additional interest expense of $2,832,000 associated with financing the acquisition calculated as acquisition cash payments, net of cash receipts, of $38,724,000 at an annual interest rate equal to 9.75%, the Company’s interest rate on its subordinated notes due 2011.

c)	To reverse year-to-date depreciation expense recorded by Weiss of $4,332,000 and to record depreciation expense for the nine-month period of $1,225,000 based upon the fair value of property, plant and equipment recorded as part of the acquisition purchase price allocation and initiating the Company’s depreciation policies.

d)	To record property taxes of $1,313,000 associated with the conversion of the hospital to a for-profit taxable entity.

e)	To record sales and use taxes of $825,000 associated with the conversion of the hospital to a for-profit taxable entity.

f)	To record income taxes associated with the conversion of the hospital to a for-profit taxable entity including adjustments to deferred taxes and loss carryforwards and carrybacks.

Effective for the fourth quarter of the fiscal year ending June 30, 2002, the Company early adopted the provisions of SFAS 145, “Rescission of FASB Statements No. 4, 44, and 64, Amendment of FASB statement No. 13, and Technical Corrections.” Upon adoption of SFAS 145, the Company will restate its historical financial statements for the nine months ended March 31, 2002, to reclassify approximately $6,627,000 of debt extinguishment costs to income from continuing operations and to reduce income tax expense by approximately $2,886,000.

VANGUARD HEALTH SYSTEMS, INC.

NOTES TO PRO FORMA CONDENSED
CONSOLIDATED STATEMENT OF OPERATIONS (UNAUDITED)
For the year ended June 30, 2001

a)	To eliminate $1,021,000 of interest expense incurred by Weiss on the debt instruments not assumed by the Company in the purchase transaction.

b)	To record additional interest expense of $3,292,000 associated with financing the acquisition calculated as acquisition cash payments, net of cash receipts, of $38,724,000 at an annual interest rate equal to 8.5%, the Company’s average interest rate under the 2000 Credit Agreement during the period.

c)	To reverse year-to-date depreciation expense recorded by Weiss of $5,500,000 and to record depreciation expense for the year of $1,633,000 based upon the fair value of property, plant and equipment recorded as part of the acquisition purchase price allocation and initiating the Company’s depreciation policies.

d)	To record property taxes of $1,750,000 associated with the conversion of the hospital to a for-profit taxable entity.

e)	To record sales and use taxes of $1,100,000 associated with the conversion of the hospital to a for-profit taxable entity.

f)	To record income taxes associated with the conversion of the hospital to a for-profit taxable entity including adjustments to deferred taxes and loss carryforwards and carrybacks.